Westfield Financial, Inc. 8-K

Exhibit 99.1

For further information contact: James C. Hagan, President & CEO Leo R. Sagan, Jr., CFO Meghan Hibner, VP Investor Relations Officer 413-568-1911

WESTFIELD FINANCIAL, INC. REPORTS RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2015 AND DECLARES QUARTERLY DIVIDEND

Loan growth continues to be strong at 12.1% year-over-year

Westfield, Massachusetts, October 28, 2015: Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.6 million, or $0.09 per diluted share, for the quarter ended September 30, 2015, compared to $1.5 million, or $0.08 per diluted share, for the quarter ended September 30, 2014. For the nine months ended September 30, 2015, net income was $4.3 million, or $0.25 per diluted share, compared to $4.5 million, or $0.25 per diluted share, for the same period in 2014.

Selected financial highlights for third quarter 2015 include:

●	Total loans increased $87.3 million, or 12.1%, to $806.9 million at September 30, 2015 compared to $719.6 million at September 30, 2014. This was primarily due to increases in residential loans of $69.7 million, commercial real estate loans of $8.6 million and commercial and industrial loans of $6.3 million. On a sequential-quarter basis, total loans increased $47.5 million, or 6.3%, during the third quarter of 2015. This was due to an increase in residential loans of $36.9 million, commercial real estate loans of $7.7 million and commercial and industrial loans of $644,000.

●	Securities decreased $55.0 million, or 10.8%, to $455.9 million at September 30, 2015, compared to $510.9 million at September 30, 2014. On a sequential-quarter basis, securities decreased $60.8 million, or 11.8% at September 30, 2015, compared to $516.7 million at June 30, 2015.

●	Net interest and dividend income increased $326,000 to $8.2 million for the quarter ended September 30, 2015 compared to $7.8 million for the comparable 2014 period. On a sequential-quarter basis, net interest and dividend income increased $381,000 for the quarter ended September 30, 2015, compared to the quarter ended June 30, 2015. On a sequential quarter basis, the net interest margin increase 3 basis points to 2.53%, compared to 2.50% for the quarter ended June 30, 2015.

●	The Bank prepaid $19.0 million in Federal Home Loan Bank borrowings with a weighted average rate of 2.93% and incurred a prepayment expense of $429,000 in the third quarter of 2015 in order to eliminate a higher-cost liability. Because the transaction was completed at the end of the third quarter 2015, it did not have an impact on the Bank’s cost of funds in this quarter.

●	Noninterest expense increased $519,000 to $6.9 million for the quarter ended September 30, 2015 compared to the third quarter of 2014. On a sequential-quarter basis, noninterest expense was stable at $6.9 million for the quarters ended September 30, 2015 and June 30, 2015, respectively. The efficiency ratio, excluding non-core items, was 73.7% for the third quarter of 2015, compared to 76.1% for the quarter ended June 30, 2015.

President and CEO, James C. Hagan stated, “One of our strategic objectives has been the improvement of our asset mix through reducing securities and growing our loan portfolio. The results through September 30, 2015 demonstrate that we continue to execute on this strategy, and in doing so, we have improved our net interest income. We remain committed to growing our core customer franchise and our shareholder value.”

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Additional Income Statement Discussion

Net interest and dividend income increased $339,000 to $23.5 million for the nine months ended September 30, 2015, as compared to $23.2 million for the nine months ended September 30, 2014. The net interest margin for the nine months ended September 30, 2015 decreased 9 basis points to 2.52%, as compared to 2.61% for the same period in 2014. This was a result of a decrease of 5 basis points in the yield on average interest-earning assets along with a 5 basis point increase in the cost of average interest-bearing liabilities.

Non-interest income decreased $97,000 to $1.1 million for the quarter ended September 30, 2015, compared to $1.2 million for the quarter ended June 30, 2015. The June 30, 2015 period included a $130,000 one-time payment pertaining to a vendor contract renegotiation.

Non-interest expense increased $1.0 million to $20.4 million from $19.4 million for the nine months ended September 30, 2015, compared to the same period in 2014. Salaries and benefits increased $522,000 and occupancy expense increased $188,000. This was driven, in part, by the addition of the Enfield branch, which opened in November 2014, as well as annual increases in benefits expense. The efficiency ratio, excluding non-core items, was 75.9% and 73.8% for the nine months ended September 30, 2015 and 2014, respectively.

Additional Balance Sheet Discussion

Total deposits increased $80.2 million, or 9.7%, to $909.0 million at September 30, 2015, compared to $828.8 million at September 30, 2014. This was primarily due to increases in term accounts of $64.8 million, money market accounts of $13.7 million and checking accounts of $3.9 million, partially offset by a decrease in savings accounts of $2.1 million. The increase in term accounts from September 30, 2014 includes $40.2 million in brokered and listing service deposits, which provide a diversified, low cost funding source. Total deposits increased $11.3 million, or 1.3%, to $909.0 million at September 30, 2015, compared to $897.7 million at June 30, 2015. In addition, short-term borrowings and long term debt decreased $19.4 million to $287.6 million at September 30, 2015, compared to $307.0 million at June 30, 2015.

Shareholders’ equity was $139.6 million at September 30, 2015 and $139.8 million at June 30, 2015, which represented 10.3% of total assets at September 30 and June 30, 2015, respectively. The decrease in shareholders’ equity during the quarter reflects a decrease in accumulated other comprehensive income of $744,000, the repurchase of 97,579 shares of common stock for $740,000 (an average price of $7.58 per share) and the payment of a quarterly dividend of $523,000. This was offset by net income of $1.6 million for the quarter ended September 30, 2015.

On March 13, 2014, the Company announced a repurchase program under which it may repurchase up to 1,970,000 shares, or 10% of its outstanding common stock. At September 30, 2015, there were 614,154 shares remaining under this repurchase program.

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Credit Quality

The allowance for loan losses was $8.4 million, $8.3 million and $7.7 million at September 30, 2015, June 30, 2015 and September 30, 2014, representing 1.04%, 1.09% and 1.07% of total loans, respectively. This represents 114.0%, 103.5% and 86.8% of nonperforming loans, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
	(In thousands)

Balance, beginning of period	$8,295	$8,035	$8,017
Provision	150	350	750
Charge-offs	(85)	(101)	(1,076)
Recoveries	12	11	4
Balance, end of period	$8,372	$8,295	$7,695

Nonperforming loans were $7.3 million and $8.0 million, representing 0.91% and 1.06% of total loans at September 30, 2015 and June 30, 2015, respectively. Loans delinquent 30 – 89 days increased $4.2 million to $5.9 million at September 30, 2015 from $1.7 million at June 30, 2015 primarily due to one commercial and industrial loan relationship of $3.3 million. There are no loans 90 or more days past due and still accruing interest.

Declaration of Quarterly Dividend

The Board of Directors approved the declaration of a quarterly cash dividend of $0.03 per share. The dividend is payable on November 25, 2015 to all shareholders of record on November 11, 2015.

About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 13 banking offices located in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts, and Granby and Enfield, Connecticut.  To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Other Data

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2015	2015	2015	2014	2014	2015	2014
INTEREST AND DIVIDEND INCOME:
Loans	$7,849	$7,371	$7,229	$7,331	$7,135	$22,449	$20,513
Securities	2,997	3,049	2,885	3,079	3,147	8,931	9,808
Other investments - at cost	126	69	68	59	59	263	187
Federal funds sold, interest-bearing deposits and other short-term investments	2	5	6	2	2	13	11
Total interest and dividend income	10,974	10,494	10,188	10,471	10,343	31,656	30,519

INTEREST EXPENSE:
Deposits	1,414	1,380	1,341	1,300	1,298	4,135	3,877
Long-term debt	1,083	1,092	1,070	1,119	1,125	3,244	3,207
Short-term borrowings	317	243	187	174	86	748	245
Total interest expense	2,814	2,715	2,598	2,593	2,509	8,127	7,329

Net interest and dividend income	8,160	7,779	7,590	7,878	7,834	23,529	23,190

PROVISION FOR LOAN LOSSES	150	350	300	275	750	800	1,300

Net interest and dividend income after provision for loan losses	8,010	7,429	7,290	7,603	7,084	22,729	21,890

NONINTEREST INCOME:
Service charges and fees	789	840	638	659	655	2,266	1,958
Income from bank-owned life insurance	374	407	367	374	384	1,149	1,150
Loss on prepayment of borrowings	(429)	(278)	(593)	—	—	(1,300)	—
Gain on sales of securities, net	414	276	817	44	226	1,507	276
Total noninterest income	1,148	1,245	1,229	1,077	1,265	3,622	3,384

NONINTEREST EXPENSE:
Salaries and employees benefits	3,903	3,863	3,821	3,643	3,623	11,588	11,066
Occupancy	784	818	840	821	743	2,443	2,255
Data processing	636	559	585	616	600	1,779	1,725
Professional fees	596	488	472	447	495	1,555	1,489
FDIC insurance	212	188	193	205	166	592	508
Other	736	949	800	764	721	2,486	2,370
Total noninterest expense	6,867	6,865	6,711	6,496	6,348	20,443	19,413

INCOME BEFORE INCOME TAXES	2,291	1,809	1,808	2,184	2,001	5,908	5,861

INCOME TAX PROVISION	680	445	470	523	491	1,595	1,360
NET INCOME	$1,611	$1,364	$1,338	$1,661	$1,510	$4,313	$4,501

Basic earnings per share	$0.09	$0.08	$0.08	$0.09	$0.08	$0.25	$0.25
Weighted average shares outstanding	17,461,472	17,519,562	17,684,498	17,718,143	17,910,223	17,554,361	18,340,642
Diluted earnings per share	$0.09	$0.08	$0.08	$0.09	$0.08	$0.25	$0.25
Weighted average diluted shares outstanding	17,461,472	17,519,562	17,684,498	17,718,143	17,910,223	17,554,361	18,340,642

Other Data:
Return on average assets (1)	0.47%	0.41%	0.41%	0.50%	0.46%	0.43%	0.47%
Return on average equity (1)	4.69%	3.89%	3.82%	4.57%	4.12%	4.13%	4.05%
Efficiency ratio (2)	73.66%	76.06%	78.08%	72.90%	71.54%	75.87%	73.82%
Net interest margin	2.53%	2.50%	2.52%	2.56%	2.58%	2.52%	2.61%

(1)

Annualized

(2)

The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and noninterest income, excluding gain and loss on sale of securities, gain on bank-owned life insurance death benefit and loss on prepayment of borrowings.

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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Cash and cash equivalents	$21,980	$13,694	$12,719	$18,785	$14,429
Securities available for sale, at fair value	191,324	245,004	233,591	215,750	212,460
Securities held to maturity, at cost	248,757	256,303	266,718	278,080	283,684
Federal Home Loan Bank of Boston and other restricted stock - at cost	15,839	15,372	14,934	14,934	14,720

Loans	806,893	759,382	730,354	724,686	719,555
Allowance for loan losses	8,372	8,295	8,035	7,948	7,695
Net loans	798,521	751,087	722,319	716,738	711,860

Bank-owned life insurance	49,852	49,477	49,070	48,703	48,329
Other assets	30,942	30,749	29,660	27,106	25,699
TOTAL ASSETS	$1,357,215	$1,361,686	$1,329,011	$1,320,096	$1,311,181

Total deposits	$909,041	$897,714	$873,303	$834,218	$828,785
Short-term borrowings	121,222	111,251	82,625	93,997	78,685
Long-term debt	166,407	195,772	212,637	232,479	246,804
Securities pending settlement	—	—	—	—	137
Other liabilities	20,937	17,124	20,156	16,859	12,464
TOTAL LIABILITIES	1,217,607	1,221,861	1,188,721	1,177,553	1,166,875

TOTAL SHAREHOLDERS' EQUITY	139,608	139,825	140,290	142,543	144,306

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,357,215	$1,361,686	$1,329,011	$1,320,096	$1,311,181

Book value per share	$7.59	$7.56	$7.56	$7.61	$7.67

Other Data:
30- 89 day delinquent loans	$5,882	$1,744	$1,973	$3,821	$4,254
Nonperforming loans	7,347	8,013	8,340	8,830	8,867
Nonperforming loans as a percentage of total loans	0.91%	1.06%	1.14%	1.22%	1.23%
Nonperforming assets as a percentage of total assets	0.54%	0.59%	0.63%	0.67%	0.68%
Allowance for loan losses as a percentage of nonperforming loans	113.95%	103.52%	96.34%	90.01%	86.78%
Allowance for loan losses as a percentage of total loans	1.04%	1.09%	1.10%	1.10%	1.07%

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The following tables set forth the information relating to our average balances and net interest income for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, and the nine months ended September 30, 2015 and 2014, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average		Avg Yield/	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$788,637	$7,879	4.00%	$742,475	$7,401	3.99%	$703,736	$7,170	4.08%
Securities(2)	481,360	3,068	2.55	498,093	3,135	2.52	492,948	3,245	2.63
Other investments - at cost	16,963	126	2.97	16,460	69	1.68	16,129	59	1.46
Short-term investments(3)	7,704	2	0.10	11,231	5	0.18	12,399	2	0.06
Total interest-earning assets	1,294,664	11,075	3.42	1,268,259	10,610	3.35	1,225,212	10,476	3.42
Total noninterest-earning assets	76,614			80,303			72,984

Total assets	$1,371,278			$1,348,562			$1,298,196

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing accounts	$34,725	20	0.23	$35,954	20	0.22	$38,889	22	0.23
Savings accounts	75,943	20	0.11	75,669	20	0.11	78,860	20	0.10
Money market accounts	239,112	198	0.33	236,322	208	0.35	227,554	225	0.40
Time certificates of deposit	398,238	1,176	1.18	390,616	1,132	1.16	342,281	1,031	1.20
Total interest-bearing deposits	748,018	1,414		738,561	1,380		687,584	1,298
Short-term borrowings and long-term debt	320,712	1,400	1.75	307,892	1,335	1.73	318,357	1,211	1.52
Interest-bearing liabilities	1,068,730	2,814	1.05	1,046,453	2,715	1.04	1,005,941	2,509	1.00
Noninterest-bearing deposits	149,626			143,323			133,817
Other noninterest-bearing liabilities	16,755			18,302			13,139
Total noninterest-bearing liabilities	166,381			161,625			146,956

Total liabilities	1,235,111			1,208,078			1,152,897
Total equity	136,167			140,484			145,299
Total liabilities and equity	$1,371,278			$1,348,562			$1,298,196
Less: Tax-equivalent adjustment(2)		(101)			(116)			(133)
Net interest and dividend income		$8,160			$7,779			$7,834
Net interest rate spread(4)			2.37%			2.31%			2.42%
Net interest margin(5)			2.53%			2.50%			2.58%
Ratio of average interest-earning assets to average interest-bearing liabilities			121.14			121.20			121.80

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	Nine Months Ended September 30,
	2015			2014
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$753,077	$22,542	3.99%	$670,102	$20,622	4.10%
Securities(2)	487,122	9,177	2.51	507,906	10,107	2.65
Other investments - at cost	16,555	263	2.12	16,730	187	1.49
Short-term investments(3)	11,531	13	0.15	15,107	11	0.10
Total interest-earning assets	1,268,285	31,995	3.36	1,209,845	30,927	3.41
Total noninterest-earning assets	78,288			72,676

Total assets	$1,346,573			$1,282,521

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking	$36,240	61	0.22	$41,178	77	0.25
Savings accounts	75,780	59	0.10	80,150	61	0.10
Money market accounts	236,305	627	0.35	217,283	625	0.38
Time certificates of deposit	385,881	3,388	1.17	341,256	3,114	1.22
Total interest-bearing deposits	734,206	4,135		679,867	3,877
Short-term borrowings and long-term debt	312,373	3,992	1.70	311,954	3,452	1.48
Interest-bearing liabilities	1,046,579	8,127	1.04	991,821	7,329	0.99
Noninterest-bearing deposits	142,671			131,107
Other noninterest-bearing liabilities	17,797			10,981
Total noninterest-bearing liabilities	160,468			142,088

Total liabilities	1,207,047			1,133,909
Total equity	139,526			148,612
Total liabilities and equity	$1,346,573			$1,282,521
Less: Tax-equivalent adjustment(2)		(339)			(408)
Net interest and dividend income		$23,529			$23,190
Net interest rate spread(4)			2.32%			2.42%
Net interest margin(5)			2.52%			2.61%
Ratio of average interest-earning assets to average interest-bearing liabilities		121.18			121.98

(1)

Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2)

Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3)

Short-term investments include federal funds sold.

(4)

Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5)

Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

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